EXHIBIT 32.1

Section 1350 Certification of Principal Executive Officer

In connection with the quarterly report of Nano Magic Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tom J. Berman, President of the Company, and I, Leandro Vera, Chief Financial Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 5, 2020	/s/ Tom J.Berman
Tom J. Berman
President

Date: October 5, 2020	/s/ Leandro Vera
Leandro Vera
Chief Financial Officer